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                   TWINLAB CORPORATION ANNOUNCES EXTENSION OF
                            REVOLVING CREDIT FACILITY


                                                      CONTACT: Bill Rizzardi
                                                               Twinlab
                                                               (631) 761-7111

HAUPPAUGE, N.Y., AUGUST 27, 2003 -- Twinlab Corporation (OTCBB: TWLB) today announced that the Company has obtained a waiver of its non-compliance under the Revolving Credit Facility through September 5, 2003. As set forth in the Form 12b-25 filed on August 15, 2003 with the Securities and Exchange Commission, the Company was not in compliance with the financial covenants contained in the Revolving Credit Facility and the mortgage agreement relating to its Utah facility as of June 30, 2003, and in the absence of a future extension of the waiver, the Company would cross-default under the terms of its senior subordinated notes.

Additionally, the Company stated that its filing with the Securities and Exchange Commission of a Quarterly Report on Form 10-Q for the period ended June 30, 2003 will be delayed as a result of additional time required to calculate the appropriate write down of certain of its assets to fair market value in light of the deterioration of the Company's financial condition.

The Company has been actively engaged in negotiations to sell all or substantially all of its business. The Company received several non-binding letters of intent, and it is negotiating an asset purchase agreement with one prospective acquirer. A sale is contemplated to occur in conjunction with a filing under Chapter 11 of the U. S. bankruptcy laws. While the Company believes that such a sale may occur in the near future, there can be no assurance that the Company will be able to consummate such a transaction. In addition, it is unlikely that any purchase price for the sale of the business will exceed the aggregate principal amount of the Company's indebtedness and, as a result, the holders of the Company's equity may receive no value.

In the event the Company is unable to consummate a sale of its business, the Company will be forced to seek protection under Chapter 11 of the U. S. bankruptcy laws and attempt to reorganize its business. The Company is also in negotiations with its lenders for an alternate borrowing arrangement in the event the Company files for Chapter 11 of the U. S. bankruptcy laws.


Except for historical information contained herein, this release contains, within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, forward-looking statements that are based on management's beliefs and assumptions, current expectations, estimates and projections. Many of the factors that will determine the Company's financial results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. The Company disclaims any obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise. Important factors and risks that may affect future results include but are not limited to: (i) the impact of competitive products; (ii) changes in law and regulations; (iii) adequacy and availability of insurance coverage; (iv) limitations on future financing; (v) increases in the cost of borrowings and unavailability of debt or equity capital; (vi) the effect of adverse publicity regarding nutritional supplements; (vii) uncertainties relating to acquisitions; (viii) the inability of the Company to gain and/or hold market share; (ix) exposure to and expense of resolving and defending product liability claims and other litigation; (x) consumer acceptance of the Company's products; (xi) managing and maintaining growth; (xii) customer demands; (xiii) the inability to achieve cost savings and operational efficiencies from the consolidation of the manufacturing and distribution facilities; (xiv) dependence on individual products; (xv) dependence on individual customers, (xvi) market and industry conditions including pricing, demand for products, levels of trade inventories and raw materials availability,
(xvii) the success of product development and new product introductions into the marketplace including the Company's line of ephedra-free products; (xviii) lack of available product liability insurance for ephedra-containing products; (xix) slow or negative growth in the nutritional supplement industry; (xx) the departure of key members of management; (xxi) the absence of clinical trials for many of the Company's products; (xxii) the ability of the Company to efficiently manufacture its products; (xxiii) the impact of a potential reorganization of the business under Chapter 11 of the U.S. bankruptcy laws; as well as other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission, copies of which are available upon request from the Company's investor relations department.

     Additional Twinlab information is available on the World Wide Web at:
                             http://www.twinlab.com